UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________________________________________________________

Date of Report (Date of earliest event reported):   September 8, 2010

YesDTC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Beale Street Suite 613 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 922-2560

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2010, September 9, 2010, September 15, 2010, October 6, 2010, and October 14, 2010, YesDTC, Inc., a wholly owned subsidiary of YesDTC Holdings, Inc. (the “Company”) issued promissory notes in the principal amounts of $7,000, $10,000, $35,000, $41,000, and $60,000, respectively (the “Notes”), to Joseph Noel. The notes bear interest at the rate of 10% per annum, payable monthly or upon maturity, and mature 90 days from the date of issuance. Mr. Noel is the chief executive officer and a director of the Company.

On October 18, 2010 (the “Effective Date”), the Company entered into a License Agreement with WordSmart Corporation (“WordSmart”) for the “WordSmart” Product Line (the “License Agreement”). Pursuant to the License Agreement:

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WordSmart granted the Company, among other things, (i) an exclusive limited license to market, distribute and sell the vocabulary building educational product known as WordSmart in the United States, Canada, United Kingdom, New Zealand, Australia, Ireland and South Africa markets and (ii) a non-exclusive right to manufacture the related products.

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The Company agreed to pay WordSmart royalties of 5% of Net Collected Sales (as defined in the License Agreement) plus additional royalties to pay for the services of Alex Trebek and other actors.  Royalty payments are due quarterly.

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The Company agreed to make advance payments of $100,000 to WordSmart, which will be credited against future royalties. Of this $100,000, $25,000 was due upon signing and has been paid, and $50,000 is due 14 calendar days after the Effective Date. This $50,000 is fully refundable if WordSmart fails to amend in writing its services agreement, dated as of January 24, 2007, with Gargoyle Productions, pursuant to which Alex Trebek acts as an endorser of the WordSmart product line, for a period of no less than two years at a royalty rate that is at least as favorable as the current one. The remaining $25,000 non-refundable payment is due 60 days after the Effective Date or on such extended date as agreed to by the parties.

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If WordSmart fails to reacquire the services of Alex Trebek for a period of at least two years under terms and conditions acceptable to the Company within 60 days of the Effective Date, the Company may terminate the License Agreement in its entirety.

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The License Agreement has a term of one year, and may be renewed at the option of the Company, for up to 4 additional one year terms, subject to certain conditions including the receipt by WordSmart of at least $50,000 during each calendar quarter during the one year period immediately preceding the renewal term.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note, dated September 8, 2010
10.2	Promissory Note, dated September 9, 2010
10.3	Promissory Note, dated September 15, 2010
10.4	Promissory Note, dated October 6, 2010
10.5	Promissory Note, dated October 14, 2010
10.6	License Agreement for “WordSmart” Product Line, dated October 18, 2010, between the Company and WordSmart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YESDTC HOLDINGS, INC.

Date: October 28, 2010	By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer

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